SERVICE AGREEMENT


This Services Agreement (the "Agreement") is made as of December 14, 2004 (the "Effective Date") by and between Asia Payment Systems, Inc., a Nevada corporation, having a principal place of business at 800 5th. Avenue #4100 Seattle, WA 98104 USA ("API") on the one hand, and Max to One, a Tokyo corporation having its principal place of business at 7F, Lapiross Roppongi Bldg., 6-1-24, Roppongi, Minato-ku, Tokyo, Japan ("MTO"), on the other hand (each a "party" and collectively the "parties"), as follows:

ARTICLE 1      PURPOSE.

The purpose of the Agreement is to realize the transmission of card transaction data for both authorization and settlement between API and MTO merchants set forth in the Statement of Work attached hereto as Exhibit "A" ("Services"). It is the intent of both parties that MTO will provide Sales and Marketing activities in Japan for the purpose of processing the transactions from MTO Sales/Marketing efforts in Japan to Asia Pay for processing of credit card (and debit card where applicable) transactions.

ARTICLE 2      RESPONSIBILITY.

Both Parties shall cooperate on a timely basis and perform activities to fulfill its obligations and responsibilities under this Agreement. In addition, each party shall be responsible for the following:

     2.1. API's  responsibility

          a. Transmission of credit transaction data (authorization and settlement) generated at the merchants utilizing POS system authorized by API to the network operated by GP Net for data transmission between merchants and card issuers/acquirers ("GPNET").

          b.   Other related services deemed necessary.

     2.2. MTO's  responsibility

          a. "Acquisition" as an acquiring agent of merchant accounts via Sales and Marketing efforts in Japan such that MTO merchants will subsequently transmit sales transactions to Asia Pay for processing and settlement.

          b. MTO will further provide advice and support to MTO merchants on an ongoing basis and will be the first line of contact for issues or questions from MTO merchants as to processing capabilities and applications.

          c.   Other related services deemed necessary.

ARTICLE 3      PRIVACY AND INFORMATION SECURITY.

The parties acknowledge and agree that transaction data includes information that is subject to


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applicable  law  related  to  the  use  of  transaction  data, including the Law
Concerning the Protection of Private Information and associated regulations. Parties shall not use transaction data, nor shall it duplicate or incorporate transaction data into its own records or databases, except to the extent necessary to perform the services and its other obligations under the Agreement.

ARTICLE 4      CONFIDENTIALITY.

     4.1. MTO shall not disclose any confidential information of API to any third parties other than directors, executives, employees, agents, affiliates or subsidiaries of MTO, or use any such information for any purpose other than for the purpose of performing the Services. MTO shall maintain any such information in confidence using the same degree of care as it takes to protect its own confidential and proprietary information of similar type and value, but in no event less than a reasonable degree of care.

     4.2. "Confidential Information," as used herein shall mean any technical and commercial information, patent, copyright, computer programs, trade secret, business models, know-how and processes of the disclosing party which is disclosed hereunder in tangible form and prominently marked "confidential" or "proprietary" or disclosed orally, provided such disclosure is identified as "confidential" or "proprietary" and subsequently described in writing and delivered to the receiving party within thirty (30) days of oral disclosure.

     4.3. API shall not disclose to any third parties Confidential Information of MTO acquired through receiving the Services, or use such information for any purpose other than the transaction contemplated hereunder, without its prior written consent.

     4.4. The obligations provided in this article shall not apply to the information that (i) is owned or possessed by the receiving party without owing any obligations to keep it in confidence, (ii) is legitimately acquired from a third party without owing any obligations to keep it in confidence, (iii) is independently developed without reference to information provided by the disclosing party, (iv) is of public domain prior to the date of this Agreement or subsequently becomes public domain through no fault of a receiving party or
(v) is provided without being marked or identified as confidential in accordance with the second paragraph of this article.

     4.5. Upon termination or expiration of this Agreement, the receiving party shall, at the selection of the disclosing party, return all documents, materials and any other media containing Confidential Information to the disclosing party or destroy them.

ARTICLE 5      LIMITATION OF LIABILITY.

In no event shall either party hereto be liable to any other party hereto for any special, indirect, consequential, punitive or incidental damages (including but not limited to damages for loss of profits) arising out of or in connection with this Agreement, regardless of forms of action, whether by contract, tort or otherwise, even if it was or should have been aware or advised of the possibility of such damages.


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
ARTICLE 6      FORCE MAJEURE.

     6.1. Neither party shall be liable for any default or delay in the performance of its obligations under this Agreement (i) if such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God or any other cause beyond the reasonable control of such party; and (ii) provided the non-performing party is without material fault in causing such default or delay and such default or delay could not have been prevented by reasonable precautions. In such event, the non-performing party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance shall immediately notify the party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe in reasonable detail the circumstances surrounding such delay.

     6.2. If any event under Section 7.1 substantially prevents, for more than thirty (30) consecutive days, the performance of the Services necessary for the conduct of those business functions, at its option, either party may elect, by a written notice, to terminate this Agreement without liability to the other party.

ARTICLE 7      TERM OF AGREEMENT.

The term of this Agreement shall become effective on December 14, 2004, and shall remain in effect for a period of 3 (three) years from such date, and thereafter shall be automatically extended for successive periods of 1 (one) year each, unless either party shall have otherwise notified to the other party in writing at least six (6) months prior to the expiry of this Agreement or any extension thereof.

ARTICLE 8      TERMINATION.

     8.1. Termination by Breach. In the event of any material breach by either party hereto (the "defaulting party"), and if such breach is rectifiable, the defaulting party's failure to rectify such breach within thirty (30) days after the other party hereto (the "non-defaulting party") giving written notice to the defaulting party, the non-defaulting party may immediately terminate this Agreement by giving written notice to the defaulting party.

     8.2. Upon written notice to the defaulting party, the non-defaulting party may immediately terminate this Agreement at any time upon the occurrence of any or more of the following events: (i) attachment, provisional attachment or provisional disposition, or commencement of any proceedings for bankruptcy, civil rehabilitation, corporate rehabilitation, corporate adjustment or special liquidation; (ii) dishonor of notes or checks, or disposition to suspend transactions with banks is announced by the clearing house; (iii) announcement of default of tax payments due; (iv) suspension of payment, (v) suspension of business or (vi) material change in the majority shareholders in or control over one party.


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
ARTICLE 9      ASSIGNMENT AND DELEGATION.

Neither party shall assign or transfer this Agreement or its rights under this Agreement without prior written consent by other party.

ARTICLE 10     INDEPENDENT CONTRACTOR.

The relationship established between the parties is and shall always be that of an independent contractor, and nothing herein contained shall be construed to give to either party any right as an employee, agent, partner or joint venture for or with the other party or to entitle either party to control in any manner the conduct of the other party's business.

ARTICLE 11     ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the parties hereto as to the subject matter of this Agreement and shall supersede any written or oral discussion or any other agreement between the parties concurrent with or prior to the date of this Agreement.

ARTICLE 12     GOOD FAITH DISCUSSION.

Both parties shall discuss in good faith and exert best efforts to settle any disputes amicably as to the matters not provided for herein or any doubt as to interpretation of the provisions of this Agreement.

ARTICLE 13     DISPUTE RESOLUTION.

Any dispute arising out of or in connection with this Agreement shall be settled by arbitration, unless such dispute is not resolved in good-faith discussion as provided in the preceding article. The arbitration shall be held in Tokyo, Japan, in accordance with the laws of Japan. The award of such arbitration shall be final and binding upon the parties hereto.


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
                                     EXHIBIT
                                Statement of Work

MTO Service
-----------

1.   Sales and Marketing.

MTO will provide all sales and marketing activities necessary in Japan to provide merchant acquiring agreements such that all credit card sales transactions from such merchants will be processed by Asia Pay.

2.   Merchant Support.

MTO will provide all MTO merchants with customer service and support on an ongoing basis to ensure MTO merchants continue to use and upgrade the services offered by current and future credit card transaction applications provided by Asia Pay.

3.   Minimum Volume Commitment.

MTO will commit to provide a sales volume per month which will be processed in Japan by Asia Pay. Both parties are to agree upon a volume commitment from MTO which will be committed to as part of a follow on agreement.


API Service
-----------

Transmit card transaction data for authorization and settlement to GPNet in accordance with the format provided in GPNet Document.

API will provide MTO with an exclusive merchant sales opportunity for a period of 12 months which will begin March 1, 2005. During this 12 month period, other than enquiries received by GP Net and e-Lux Corporation of Japan, API will not cooperate with and will not accept sales or marketing arrangements for future credit card transaction processing business on an agency basis from any firm in Japan other than MTO.


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
     IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Agreement.

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:

MATT MECKE                              KATSUYA HAYASHI



____________________________________    ____________________________________
Authorized Signature                    Authorized Signature


Matt Mecke                              Katsuya Hayashi

____________________________________    ____________________________________
Name (Typed or Printed)                 Name (Typed or Printed)

President & CEO                         President & CEO


____________________________________    ____________________________________
Title                                   Title


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
                                    ADDENDUM

Further to the Agreement entered on August 28, 2004, between Asia-Payment Systems, Inc. (hereafter "API") and GP Network Corporation (hereafter "GPN"), both parties hereby agree as follows:

1. API and GPN share the common goal, i.e. to increase volume of transactions delivered from merchants to acquirers/issuers through connections established between API and GPN.

2. API shall transmit card transaction data for authorization and settlement to GPN through an IP gateway connection utilizing the TCP/IP Link Software Package (hereafter referred to as "CAPS" developed in accordance with the message format specified by GPN.

3.   Both  parties  acknowledge  that:

     (a) API is committed to expand the customer base deploying IP solutions developed by API in Japan, and that API shall transmit card transaction data to GPN from multiple merchants through the existing CAPS connection;

     (b) GPN shall work closely with API to ensure such card transaction data is delivered to appropriate card issuers/acquirers in accordance with local rules and practices.

4.   In  order  to  achieve  the  common  goal, GPN shall operate and maintain 1
     (one) set of CAPS for exclusive use by API. In addition, GPN shall take full responsibility of all maintenance and updating of CAPS.

5. In lieu of performing the services associated with CAPS, GPN shall charge API a monthly service fee as described in the attached fee schedule.

6. GPN shall reserve its rights to negotiate with API for data transmission fees on the transactions generated by CAPS users that API may bring in.

7. Expenses related to the use of telecommunication lines, regardless of type of lines, which access GPN's backbone network shall not be borne by GPN. The market practice in Japan is that the parties transmitting to a payment network company's backbone will incur such telecommunication expenses.

8. Both parties shall resolve any technical issues before the intended service launch when API brings new merchants who are deploying the API IP solution. The transaction data from each merchant through API must be formatted as required by GPN in order for GPN to identify from which merchant each transaction has originated.

          In witness whereof, the parties have executed this addendum.


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
Date:
January 27, 2005


Signed:
Asia Payment Systems Inc.


____________________________________
Matt Mecke




GP Network Corporation


____________________________________
Hitoshi Kondo


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